Exhibit 99.1
Press Release
Two North Broadway
Lebanon, Ohio 45036

Company Contact: Eric J. Meilstrup President and Chief Executive Officer LCNB National Bank (513) 932-1414 shareholderrelations@lcnb.com	Investor and Media Contact: Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

LCNB CORP. REPORTS FINANCIAL RESULTS FOR
THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2023

Profitability impacted primarily by one-time acquisition related operating and provision expenses and higher interest expense
Core profitability remains solid and supported by record annual non-interest income
Asset quality remains excellent with total nonperforming loans to total loans of 0.01% at December 31, 2023
LCNB successfully completed the Cincinnati Bancorp, Inc. acquisition on November 1, 2023
Eagle Financial Bancorp, Inc. acquisition expected to close during the 2024 second quarter

LEBANON, Ohio--LCNB Corp. ("LCNB") (NASDAQ: LCNB) today announced financial results for the three and twelve months ended December 31, 2023.

Commenting on the financial results, LCNB President and Chief Executive Officer Eric Meilstrup said, “I am pleased with the progress we made in 2023 executing our multi-year strategic growth plan, maintaining excellent asset quality, and returning additional capital back to our shareholders through our higher annual dividend, despite a challenging operating environment and restrictive Federal Reserve monetary policies. In November 2023, we successfully closed the Cincinnati Bancorp, Inc. (“Cincinnati Federal”) acquisition and announced the acquisition of Eagle Financial Bancorp, Inc. (“EFBI” or “Eagle”), the holding company for EAGLE.bank, which we expect to close during the 2024 second quarter. Upon completion of the EFBI transaction, LCNB will have 25 branches and $1.4 billion in deposits within the Cincinnati MSA, adding to LCNB’s position as one of the largest community banks in Southwest Ohio.

Mr. Meilstrup continued, “As expected, fourth-quarter profitability was impacted by one-time expenses associated with the Cincinnati Federal and EFBI acquisitions. While we expect one-time merger-related expenses will continue throughout the first half of 2024, we believe we are well positioned for earnings growth to reaccelerate in the fourth quarter of 2024. In addition, I am pleased with the core growth we experienced in 2023, as total assets, net loans, and total deposits all grew organically. This growth is a direct result of the efforts of our team members, our local presence in compelling Ohio and Kentucky markets, and the tremendous value we provide our communities. We also continued to see strong LCNB Wealth Management growth, which helped support record annual noninterest income in 2023. As we look to 2024, we believe it to be a year of continued investment and transformation that we expect will create the necessary platform to drive significant value for our shareholders in 2025 and beyond.”

Income Statement
For the 2023 fourth quarter, LCNB reported a net loss of $293,000, compared to net income of $6,408,000 for the same period last year. The Company reported a net loss per basic and diluted share for the 2023 fourth quarter of $0.02, compared to net income of $0.57 per basic and diluted share for the same period last year. Net income for the twelve-month period ended December 31, 2023, was $12,628,000, compared to $22,128,000 for the same period last year. Earnings per basic and diluted share for the twelve-month period ended December 31, 2023, were $1.10, compared to $1.93 for the same period last year.

Adjusted net income accounts for the impact of one-time merger-related expenses, net of tax, associated with the Cincinnati Federal and EFBI acquisitions. Adjusted net income for the 2023 fourth quarter was $4,241,000, or $0.34 per diluted share, compared to $6,408,000, or $0.57 per diluted share, for the same period last year. Adjusted net income for the twelve-month period ended December 31, 2023, was $17,834,000, or $1.56 per diluted share, compared to $22,128,000, or $1.93 per diluted share, in the prior year period.

Pre-tax, pre-provision net income, adjusted for one-time acquisition related expense, was $5,603,000 for the three months ended December 31, 2023, compared to $7,772,000 for the comparable period in 2022. For the twelve-month period ended December 31, 2023, pre-tax, pre-provision net income, adjusted for one-time acquisition related expense, was $21,993,000, compared to $27,196,000 for the same period a year ago.

Net interest income for the three months ended December 31, 2023, was $14,659,000, compared to $16,208,000 for the comparable period in 2022. Net interest income for the twelve-month period ended December 31, 2023, was $56,349,000, as compared to $61,042,000 in the same period last year. Contributing to the variances for both the three and twelve-month periods were increases in the amount of long and short-term borrowings combined with higher interest expense associated with the rapid year-over-year increase in the Effective Federal Funds Rate. An increase in interest income from loans due to increases in the volume of average loans outstanding and the average rates earned on these loans partially offset the borrowings and deposit interest expense-related variances. For the 2023 fourth quarter, LCNB’s tax equivalent net interest margin was 2.99%, compared to 3.77% for the same period last year. For the 2023 twelve-month period, LCNB’s tax equivalent net interest margin was 3.14%, compared to 3.55% for the same period last year.

Non-interest income for the three months ended December 31, 2023, was $4,606,000, compared to $3,629,000 for the same period last year. For the twelve months ended December 31, 2023, non-interest income increased $1,123,000, or by 7.9%, to $15,411,000, compared to $14,288,000 for the same period last year. The increase in non-interest income for the twelve-month period was primarily due to higher fiduciary income, a decrease in net losses recognized on equity securities, and higher gains on sales of loans, partially offset by decreased service charges and fees on deposit accounts.

Non-interest expense for the three months ended December 31, 2023, was $5,511,000 higher than the comparable period in 2022, primarily due to higher personnel and operating expenses primarily associated the integration of Cincinnati Federal and $3,914,000 of one-time expenses associated with the Cincinnati Federal and EFBI acquisitions. For the twelve months ended December 31, 2023, non-interest expense was $6,289,000 higher than the comparable period in 2022, partially due to $4,656,000 in acquisition-related expenses, and higher personnel and operating expenses primarily associated the integration of Cincinnati Federal. In addition, non-interest expense for the 2022 twelve-month period included $471,000 in losses from the sales of two office buildings as a result of the Company’s branch consolidation strategy, which was offset by an $889,000 gain from the sale of other real estate owned recognized during the 2022 second quarter.

Capital Allocation
During the twelve months ended December 31, 2023, LCNB invested $3.3 million to repurchase 199,913 shares of its outstanding stock at an average price of $16.47 per share. This equates to approximately 1.78% of the Company’s outstanding common stock prior to the repurchase. At December 31, 2023, LCNB had 315,047 shares remaining under its February 2023 share repurchase program.

For the full year ended December 31, 2023, LCNB paid $0.85 per share in dividends, a 4.9% increase from $0.81 per share for the full year ended December 31, 2022. On November 20, 2023, LCNB’s Board of Directors approved a 4.8% increase in the Company’s regular quarterly cash dividend payment from $0.21 per share to $0.22 per share. LCNB’s regular cash dividend payment has increased 32.8% from $0.64 per share in 2017 to $0.85 per share in 2023.

Balance Sheet
Total assets at December 31, 2023 increased 19.4% to a record $2.29 billion from $1.92 billion at December 31, 2022. Net loans at December 31, 2023, increased 22.7% to a record $1.71 billion, compared to $1.40 billion at December 31, 2022. The year-over-year improvement resulted primarily from the contribution of continued organic loan growth and the completion of the Cincinnati Federal acquisition. Not including the Cincinnati Federal acquisition, total net loans increased 5.8% organically, or by $80.6 million from the same period a year ago.

Total deposits at December 31, 2023, increased 13.7% to $1.82 billion, compared to $1.60 billion at December 31, 2022. Not including the Cincinnati Federal acquisition, total deposits increased 0.6% organically, or by $8.9 million from December 31, 2022.

Assets Under Management
Total assets managed at December 31, 2023 were a record $3.88 billion, compared to $3.10 billion at December 31, 2022. The year-over-year increase in total assets managed was primarily due to the Cincinnati Federal acquisition, and organic growth in LCNB Corp. total assets, trust and investments, and brokerage accounts. Organically, trust and investments and brokerage accounts increased due to a higher number of new LCNB Wealth Management customer accounts opened during 2023 and an increase in the fair value of managed assets. Mortgage loans serviced increased primarily due to the Cincinnati Federal acquisition.

Asset Quality
For the 2023 fourth quarter, LCNB recorded a provision for credit losses of $2.2 million, compared to a total net recovery of credit losses of $19,000 for the 2022 fourth quarter. For the twelve months ended December 31, 2023, LCNB recorded a provision for credit losses of $2.1 million, compared to $250,000 for the twelve months ended December 31, 2022. Included in the provision for credit losses for the three and twelve months ended December 31, 2023 was a $1.7 million provision expense related to loans acquired through the Cincinnati Federal acquisition that were not considered purchased with credit deterioration ("non-PCD loans").

Net charge-offs for the 2023 fourth quarter were $102,000, or 0.02% of average loans, compared to net recoveries of $21,000, or 0.01% of average loans, for the same period last year. For the 2023 twelve-month period, net charge-offs were $184,000, or 0.01% of average loans, compared to net charge-offs of $110,000, or 0.01% of average loans, for the 2022 twelve-month period.

Total nonperforming loans, which include non-accrual loans and loans past due 90 days or more and still accruing interest, decreased $278,000 from $430,000 or 0.03% of total loans at December 31, 2022, to $152,000 or 0.01% of total loans at December 31, 2023. The nonperforming assets to total assets ratio was 0.01% at December 31, 2023, compared to 0.02% at December 31, 2022.

Merger Agreement with Eagle Financial Bancorp, Inc.
LCNB and EFBI (OTCQB: EFBI) signed a definitive merger agreement on November 29, 2023, whereby LCNB will acquire EFBI in a stock-and-cash transaction. EAGLE.bank operates three full-service banking offices in Cincinnati, Ohio.

Pursuant to the terms of the merger agreement, which has been approved by the Board of Directors of each company, EFBI shareholders will have the opportunity to elect to receive either 1.1401 shares of LCNB stock or $19.10 per share in cash for each share of EFBI common stock owned, subject to at least 60%, but not more than 70% of the shares of EFBI being exchanged for LCNB common stock. The transaction is anticipated to close during the second quarter of 2024. Closure is subject to customary closing conditions as described in the merger agreement, including receipt of certain regulatory approvals.

About LCNB Corp.
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South-Central Ohio and Northern Kentucky. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank also provides community-oriented banking services to customers in Northern Kentucky through a bank office in Boone County, Kentucky. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Forward-Looking Statements
Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:
1.the success, impact, and timing of the implementation of LCNB’s business strategies;
2.LCNB’s ability to integrate future acquisitions may be unsuccessful or may be more difficult, time-consuming, or costly than expected;
3.LCNB may incur increased loan charge-offs in the future and the allowance for credit losses may be inadequate;
4.LCNB may face competitive loss of customers;
5.changes in the interest rate environment, which may include further interest rate increases, may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;
6.changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;
7.changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;
8.LCNB may experience difficulties growing loan and deposit balances;
9.United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB 's operating results and financial condition;
10.global geopolitical relations and/or conflicts could create financial market uncertainty and have negative impacts on commodities and currency, which could adversely affect LCNB's operating results and financial condition;
11.difficulties with technology or data security breaches, including cyberattacks, could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;
12.adverse weather events and natural disasters and global and/or national epidemics could negatively affect LCNB’s customers given its concentrated geographic scope, which could impact LCNB’s operating results; and
13.government intervention in the U.S. financial system, including the effects of legislative, tax, accounting, and regulatory actions and reforms, including the Coronavirus Aid, Relief, and Economic Security ("CARES") Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, the Tax Cuts and Jobs Act, changes in deposit insurance premium levels, and any such future regulatory actions or reforms.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.